Exhibit 10.4

QUICKSILVER RESOURCES INC.

Non-Qualified Stock Option Agreement

QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”), hereby grants this      day of                     ,          (the “Grant Date”), to                              (the “Director”), an option to purchase a maximum of              shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the price of $             per share (the “Exercise Price”), on the following terms and conditions:

1. Grant Under 2004 Non-Employee Director Stock Option Plan. This option is granted pursuant to and is governed by and subject to the Company’s 2004 Non-Employee Director Stock Option Plan (the “Plan”), the terms and conditions of which are incorporated herein by this reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made pursuant to the Plan in connection with this option shall be governed by the Plan as it exists on the date of this option agreement (“Agreement”).

2. Grant as Non-Qualified Stock Option; Other Options. This option is not intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Director by the Company.

3. Vesting; Exercise; Etc.

(a) Vesting. Except as otherwise provided in this Agreement, this option may be exercised on or before the close of business on the day before the tenth anniversary of the Grant Date (the “Expiration Date”) to the extent that it is vested. This option shall vest as to 1/12 of the total number of shares of Common Stock subject hereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the Grant Date, as to 1/12 of the total number of shares subject hereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject hereto on the last day of the twelfth calendar month following the Grant Date; provided, in each case, that the Director has remained a member of the Company’s Board of Directors (the “Board”) through the respective vesting date. If a Change in Control (as defined below) occurs, this option shall immediately vest as to all of the shares of Common Stock subject thereto as to which this option shall not have previously vested, provided that the Director has remained a member of the Board up to the time at which such Change in Control occurs.

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible as of an applicable date, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. Notwithstanding any other provision of this Agreement or the Plan, this option may not be exercised at any time after the Expiration Date.

For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

For purposes of this Agreement, (i) ”Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) and (ii) “Voting Stock” means securities entitled to vote generally in the election of Directors.

(b) Method of Exercise. Subject to the terms and conditions set forth in this Agreement, this option shall be exercised by the Director’s delivery to the Chief Financial Officer or Chief Accounting Officer of the Company of written notice of exercise specifying the number of shares of Common Stock to be purchased and the Exercise Price in respect thereof and accompanied by payment of the Purchase Price (as calculated and delivered in accordance with Section 4 hereof). Such exercise shall be effective upon receipt by the Chief Financial Officer or Chief Accounting Officer of the Company of such written notice together with the required payment. The Director may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than 100 whole shares unless the number purchased is the total number at the time available for purchase hereunder.

(c) Continuance of Service. Except as otherwise provided herein or in the Plan, the vesting schedule applicable to this option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of this option and the rights and benefits under the Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member.

(d) Exercise Upon Death. Except as may otherwise be determined by the Board, if the Director ceases to be a Board member due to the Director’s death:

(i) this option shall be exercisable only as to those shares of Common Stock which were subject to exercise on the date the Director ceased to be a member of the Board (the “Termination Date”); and

(ii) this option, to the extent then vested and exercisable, will expire, unless exercised, five years after the date of the Director’s death.

(e) Exercise Upon Retirement; Disability. Except as may otherwise be determined by the Board, if the Director ceases to be a Board member due to the Director’s retirement from the Board at or after attaining age 55, with at least five years service on the Board, or due to the Director’s Total Disability (as defined in the Plan):

(i) this option shall be exercisable only as to those shares of Common Stock which were subject to exercise on the date of the Director’s retirement or Total Disability, as the case may be; and

(ii) this option, to the extent then vested and exercisable, will expire, unless exercised, five years after the Director’s Termination Date.

(f) Exercise Upon Termination for Cause. Except as may otherwise be determined by the Board, if the Director’s service as a member of the Board is terminated for Cause (as defined in the Plan), this option shall expire (whether or not vested) on the Director’s Termination Date.

(g) Exercise Upon Termination for Other Reasons. Except as may otherwise be determined by the Board, if the Director ceases to be a Board member for any reason other than due to the Director’s death, Total Disability, retirement, or involuntary termination for Cause, this option, shall expire, unless exercised, three months after the Director’s Termination Date.

4. Payment of Purchase Price.

(a) General. Payment of the purchase price for shares of Common Stock purchased upon exercise of this option shall be made by delivery to the Company of cash or wire transfer or a check payable to the order of the Company in an amount equal to the number of shares to be purchased multiplied by the Exercise Price (the “Purchase Price”) or by any other means that the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations, including payment with Common Stock as described in Section 4(b) below.

(b) Payment with Common Stock. All or any portion of the Purchase Price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Director and held for a period of at least six months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such previously acquired shares of Common Stock shall be valued at the closing sales price of a share of Common Stock on the New York Stock Exchange (or such other national securities exchange or market on which shares of Common Stock are then listed or quoted) on the date this option is exercised.

5. Delivery of Shares.

(a) General. The Company shall, upon full payment of the Purchase Price, make prompt delivery of the shares of Common Stock in respect thereof to the Director; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b) Regulatory Approval and Listing. The Company shall not be required to issue to a Director any certificate for any shares of Common Stock upon exercise of this option prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

6. Nontransferability of Option. During the Director’s lifetime, this option may be exercised only by the Director or by a transferee to whom this option is transferred in accordance with this Section 6. This Option is not transferable, except for exercise by the Director’s legal representatives or heirs; provided, however, that the Director may, with prior approval from the Board (or its designee), transfer this option to (i) a member or members of the Director’s immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the Director’s immediate family, (iii) a partnership, the partners of which consist exclusively of members of the Director’s immediate family, or (iv) any similar entity created for the exclusive benefit of members of the Director’s immediate family. The Board or its designee must approve the form of any transfer of this option to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Director’s immediate family shall be disregarded. For purposes of this Section 6, immediate family means the Director’s spouse, children and grandchildren, including step and adopted children and grandchildren.

7. No Special Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the Director’s service for any period.

8. Rights as a Stockholder. The Director shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to vote or to receive dividends or other distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Director. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified unless such amendment or modification is evidenced by a written instrument signed by the Company and the Director.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other.

(c) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

(d) If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

(e) All questions pertaining to the construction, regulation, validity and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

(f) No consent or waiver to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Date of Grant:

QUICKSILVER RESOURCES INC.
By:
Printed Name:
Title:
Address:

777 West Rosedale Street
Fort Worth, Texas 76104

Director’s Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions of this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Non-Employee Director Stock Option Plan.

Address: